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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____), pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended of Martek Biosciences Corporation, of our report dated December 14, 1999, with respect to the financial statements of Martek Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP

McLean, Virginia
December 19, 2000